Exhibit 99.1
Environmental Tectonics Corporation Announces it has Amended its Bank Agreement; Bank Agreement Renewed
     Southampton, PA, October 6, 2008. Environmental Tectonics Corporation (ETC:AMEX) (“ETC” or the “Company”) today announced that effective August 26, 2008, it had entered into the First Amendment to Loan Documents (“First Amendment”) with PNC Bank, National Association (“PNC”) pursuant to which ETC and PNC agreed to modify certain loan documents in order to restate the “Tangible Net Worth” covenant set forth in loan documents. Additionally, PNC has renewed the Company’s line of credit, extending the maturity date set forth in the loan documents from June 30, 2009 to June 30, 2010. On July 31, 2007, ETC had completed a refinancing of its indebtedness with PNC by entering into a credit agreement (the “PNC Credit Agreement”) in the maximum aggregate principal amount of $15,000,000. The funds available under the PNC Credit Agreement are used for working capital or general business purposes and for issuances of letters of credit. A complete description of the PNC Credit Agreement is set forth in a Form 8-K filed by ETC on July 31, 2007.
     H. F. Lenfest (“Lenfest”) consented to the First Amendment in his capacity as a guarantor of ETC’s obligations under PNC Credit Agreement. Lenfest is a member of the Board of Directors and a significant shareholder of ETC.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (ii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance, (v) statements of assumptions and other statements about the Company or its business, (vi) statements made about the possible outcomes of litigation involving the Company, including our outstanding litigation with Disney; (vii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (viii) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO     Tel: 215-355-9100 (ext. 1203)     Fax: 215-357-4000
ETC — Internet Home Page: http://www.etcusa.com